THIS  BRIDGE  NOTE  HAS NOT  BEEN  REGISTERED
     UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
     AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR
     HYPOTHECATED UNLESS REGISTERED UNDER SUCH ACT
     OR  UNLESS THE COMPANY RECEIVES AN OPINION OF
     COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH
     REGISTRATION IS NOT REQUIRED.

                  CAMBEX CORPORATION
            SERIES 1 BRIDGE FINANCING NOTE

No. S1BFN-1               $1,500,000.00          January 18, 2000
     CAMBEX CORPORATION, a Massachusetts corporation
(such corporation, or any successor permitted hereunder, the "Company"), for value received, hereby promises to pay to SOVCAP EQUITY PARTNERS, LTD., a Bahamian corporation or any subsequent holder hereof
(such holders, assignees, or any registered assignees, the "Holders"), the principal sum of ONE MILLION FIVE
HUNDRED THOUSAND AND NO/100 DOLLARS (US $1,500,000.00), and to pay interest on such principal sum, at the rate of eight percent (8%) per annum (the "Note Rate") from the Original Issue Date (as defined below) until the two hundred-tenth (210th) day after the Original Issue
Date (the "Maturity Date") and at the rate of twelve percent (12%) per annum (the "Default Rate") after the Maturity Date until payment of all principal, premium, and accrued and unpaid interest has been paid in full.
Interest shall be payable on the Maturity Date. All such interest shall be computed on the basis of the actual number of days elapsed during any interest period in a year of 360 days. The date on which this Series 1 Bridge Note shall have first been issued is referred to herein as the "Original Issue Date."

Section 1.     Description.
     This Bridge Note is one of a series of Series 1
Bridge Financing Notes that have been authorized by the
Company (the "Series 1 Bridge Notes") and are alike
except for principal amount and issue date, and are in
registered form.   This Series 1 Bridge Note is
convertible, into shares of the Company's Common Stock, $.10 par value (the "Common Stock"), as provided herein, and, effective upon any such conversion, the Common Stock so issued shall be subject to all terms and conditions and shall enjoy all rights, privileges, and preferences applicable to such Common Stock under the Company's Articles of Organization (the "Articles of Organization"). The shares of the Company's Common
Stock issuable upon conversion of this Series 1 Bridge
Note (the "Conversion Shares") are entitled to registration rights pursuant to a Registration Rights
Agreement between Holder, the Company, and certain other signatories thereto dated January 18,___, 2000
(the "Registration Rights Agreement").  This Series 1
Bridge Note is secured by up to a maximum of 1,737,592 shares of Common Stock of the Company ownedor controlled by certain Company officers, pledged pursuant to the terms of a Stock Pledge Agreement dated
January 18, 2000 and pursuant to the terms of a Series
1 Bridge Note Purchase and Security Agreement dated
January 18, 2000 (the "Purchase Agreement"), and is otherwise entitled to all of the rights and benefits thereunder.

Section 2.     Office for Registration and Conversion.
The Company shall maintain an office where this Series
1 Bridge Note shall be surrendered or presented for registration of transfers or exchanges and conversions. This office will initially be located at the offices of the Company at360 Second Avenue, Waltham, Massachusetts 02451, Attention: Executive Vice
President. The Company shall keep a register of the Series 1 Bridge Notes and of their transfer and exchange, including the names and addresses of Holders of the Series 1 Bridge Notes. Holder shall give the Company notice of any change in Holder's address to the office indicated in this Section 2. Upon two- (2) business days written request, the Company shall permit
Holder or its duly authorized representatives to inspect such register. Upon written notice to Holder, the Company may change the address of the office to be maintained by the Company pursuant to this Section 2 or appoint one or more co-registrars, stock registrars, paying agents, or conversion agents to assist the Company in performing its functions under the Series 1
Bridge Notes.

Section 3.     Redemption.
     (a)  Mandatory Redemption.  If this Series 1
     Bridge Note is outstanding on the Maturity
     Date, this Series 1 Bridge Note shall be due and payable as follows:

              (i)  if on the Maturity Date or within
         four (4) business days thereafter a
         Registration Statement is effective with respect to the Conversion Shares, the Company shall give written notice to Holder of its intent to redeem the then outstanding principal amount of this Series 1 Bridge
         Note, which notice shall state the election of the Company to pay the redemption price in cash or by conversion of this Series 1 Bridge
         Note into Common Stock, in the manner
         contemplated by Section 3(c) hereof.
         Regardless of the manner in which paid, the redemption price (the "Maturity Date
         Redemption Price") shall be equal to 120% of the then outstanding principal amount of this Series 1 Bridge Note plus accrued and unpaid interest thereon at the Note Rate through and including the Maturity Date if redemption occurs on the Maturity Date or within four
         (4) days, thereafter, and if occurring later than four business days after the Maturity
         Date shall be equal to 125% of the then
         outstanding principal amount of this Series 1
         Bridge Note plus accrued and unpaid interest thereon at the Note Rate through and including the Maturity Date and at the Default Rate after the Maturity Date through and including the date the payment is disbursed (whether by issuance of Conversion
         Shares or a payment in cash).

              (ii) if on the Maturity Date or within
         four (4) business days thereafter a
         Registration Statement is not effective with respect to the Conversion Shares, Holder may, in addition to all other rights and remedies of Holder hereunder and under the Purchase
         Agreement, elect to make written demand to the Company to redeem, all or part of the then outstanding principal under this Series
         1 Bridge Note.  Such demand shall specify
         Holder's election to accept payment of the redemption price in cash or by conversion of this Series 1 Bridge Note into Common Stock, in the manner contemplated by Section 3(c) hereof. The Company shall have two (2) business days after its receipt of such demand to confirm its intention to redeem this Series 1 Bridge Note by tendering to Holder either (A) cash or (B) Conversion
         Shares (as specified in Holder's demand), in the manner contemplated by Section 3(c) hereof. In either case the redemption price shall be equal to the Maturity Date
         Redemption Price.

              (iii)     The date of any redemption
         under either subparagraph (i) or (ii) above shall be referred to as a "Redemption Date."
     (b)  Voluntary Redemption.  At any time from
     and after the Original Issue Date up to but not including the Maturity Date, the Company may, at its option, call and redeem this Series 1 Bridge Note, at the redemption price set forth in subparagraph (i), below, plus accrued and unpaid interest on such redeemed amount through and including the Voluntary
     Redemption Date, as such term is defined below (such redemption being the "Voluntary
     Redemption"), under and in accordance with the following terms and procedures:

              (i)  The Company at its option prior to
         the Maturity Date may redeem this Series 1
         Bridge Note at the Redemption Price set forth below plus all accrued and unpaid interest on the principal amount through and including the Voluntary Redemption Date (the "Voluntary
         Redemption Price") as of a Voluntary
         Redemption Date:

         Redemption Date                          Redemption
                                                     Price

         Original Issue Date through and             105%
         including the 60th day after the
         Original Issue Date

         61st day after the Original Issue           110%
         Date through and including the 120th
         day after the Original Issue Date

         121st day after the Original Issue          115%
         Date through and including the 180th
         day after the Original Issue Date

         181st day after the Original Issue          120%
         Date through and including the 214th
         day after the Original Issue Date

         215th day after the Original Issue          125%
         Date through and including the date
         of redemption or conversion

              (ii) At least ten (10) days before a
         Voluntary Redemption, the Company shall mail a notice of redemption to Holder, stating
         (A) the redemption date, which shall be a business day in New York, New York (the
         "Voluntary Redemption Date"), (B) the
         aggregate principal amount of this Series 1
         Bridge Note to be redeemed, (C) the Voluntary
         Redemption Price, and (D) the name and
         address of the Person to whom this Series 1
         Bridge Note must be presented to receive payment if required pursuant to paragraph
         (iv) below. Once notice of redemption is mailed and the Company shall have complied with paragraph (iii) below, the Voluntary
         Redemption Price shall become due and payable on the Voluntary Redemption Date.

              (iii)     On or before the third (3rd)
         day prior to the Voluntary Redemption Date, the Company shall deposit into a bank trust account for the benefit of the Holder of this Series 1 Bridge Note money sufficient to pay the Redemption Price and all accrued and unpaid interest.

              (iv) The Company may, at its option,
         require as a condition to the receipt of a payment pursuant to this Section 3(b) that Holder present the Series 1 Bridge Notes to the Person specified in paragraph (ii) above for surrender.

              (v)  No Voluntary Redemption of this
         Series 1 Bridge Note can be effected after the 209th day after the Original Issue Date.
     (c)  Conversion into Common Stock in Lieu of
     Payments.

              (i)  In lieu of payment of cash to
         Holder pursuant to Section 3(a)(i) hereof and
         Section 3(b) hereof, if a Registration
         Statement is in effect with respect to the Conversion Shares the Company may elect to pay all or part of the Maturity Date
         Redemption Price or the Voluntary Redemption
         Price in Conversion Shares, under the terms of Section 3(d) hereof.

              (ii) In lieu of cash, pursuant to
         Section 3(a)(ii) hereof, Holder may require the Company to pay all or part of the Maturity Date Redemption Price in Conversion
         Shares, under the terms of Section 3(d)
         hereof.
     The Repricing Warrant shall apply to each share of Common Stock received by Holder pursuant to this Section 3(c).
     (d)  The number of shares of Common Stock
     issuable in payment of the Maturity Date
     Redemption Price or the Voluntary Redemption
     Price is equal to the quotient of the
     Maturity Date Redemption Price or the
     Voluntary Redemption Price (as the case may be) divided by $3.79 (the "Conversion Price")
     {5 day average Closing Bid Price prior to Original Issue Date}. Fractional shares will not be issued. In lieu of any fraction of a share, the Company shall deliver its check for the dollar amount of the less-than full share remainder.

Section 4.     Method of Payment.
     (a)  Interest accruing through and including
     the Maturity Date shall be computed at the Note Rate. Interest accruing after the Maturity Date shall be computed at the Default Rate. Accrued and unpaid interest shall be due and payable at the time the principal and premium of this Series 1 Bridge
     Note is paid. All such interest shall be computed on the basis of the actual number of days elapsed during any interest period in a year of 360 days. Interest shall begin to accrue on the Original Issue Date.
     (b)  The Company shall pay interest and
     principal on this Series 1 Bridge Note
     (except defaulted interest) to the Person who is the registered Holder of this Series 1
     Bridge Note on the day on which the interest or principal payment is due. If the Company defaults in a payment of interest on this Series 1 Bridge Note, it may pay the defaulted interest, to the Person who is the registered Holder of this Series 1 Bridge
     Note on the date such payment is made.
     (c)  The Company shall pay interest by check
     payable in money of the United States of America that at the time of payment is legal tender for public and private debts.
     Payments of interest shall be mailed to
     Holder's address shown in the register
     maintained pursuant to Section 2; provided however, that with respect to the final payment of principal and accrued and unpaid interest necessary to pay this Series 1
     Bridge Note in full, to receive such payment
     Holder must surrender this Series 1 Bridge
     Note for cancellation to the Company or to a paying agent appointed by the Company.
     Principal and interest shall be considered paid on the date due, and no interest shall accrue thereafter, if there is on deposit on that date, in a bank trust account for the benefit of Holder of this Series 1 Bridge
     Note, money sufficient to pay the Redemption
     Price and all accrued and unpaid interest due under this Series 1 Bridge Note.

Section 5.     Conversion Price and Adjustments.
     (a)  At anytime after the Maturity Date,
     Holder may convert all or any portion of the Redemption Price and accrued and unpaid interest due on this Series 1 Bridge Note into shares of Common Stock.
     (b)  If Holder elects to convert less than
     the full Redemption Price of this Series 1
     Bridge Note, such conversion shall be
     permitted only in one hundred (100)-share increments unless the Company has given its contemporaneous consent to conversion of an odd lot. The provisions hereof that apply to conversion of the entire Redemption Price of this Series 1 Bridge Note shall also apply to conversion of a portion of the Redemption
     Price.  Upon surrender of the Series 1 Bridge
     Note for conversion in part, the Company shall issue new Series 1 Bridge Notes in substantially the same form as this Series 1
     Bridge Note, except that the principal amount shall be reduced by the principal amount so converted (exclusive of the redemption premium).
     (c)  The number of shares of Common Stock
     issuable upon conversion of this Series 1
     Bridge Note is equal to the quotient of the Redemption Price of this Series 1 Bridge Note being converted divided by Conversion Price.
     Fractional shares will not be issued. In lieu of any fraction of a share, the Company shall deliver its check for the dollar amount of the less than full share remainder.
     Accrued and unpaid interest shall be included in computing the number of Conversion Shares issuable upon conversion of this Series 1
     Bridge Note. Interest shall cease to accrue on that portion of the Redemption Price converted from and after the Conversion Date.

Section 6.     Procedures for Conversion, and Issuance
of Conversion Shares.
     (a)  Holders' Delivery Requirements.  To
     convert this Series 1 Bridge Note into Common
     Stock, (the "Conversion Date"), the Holder hereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59
     P.M., Eastern Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit A (the
     "Conversion Notice") to the Company or its designated Transfer Agent, and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original
     Series 1 Bridge Note being converted (or an indemnification undertaking with respect to such shares in the case of the loss, theft, or destruction of the Series 1 Bridge Note) and the originally executed Conversion
     Notice.  The date the Company receives
     theoriginally executed Conversion Notice and this Series 1 Bridge Note is hereinafter the "Conversion Date."
     (b)  Company's Response.  Upon receipt by the
     Company of a facsimile copy of a Conversion
     Notice, the Company shall immediately send, via Facsimile, a confirmation of receipt of such Conversion Notice to Holder. Upon receipt by the Company or the Transfer Agent of the Series 1 Bridge Note to be converted pursuant to a Conversion Notice, together with the originally executed Conversion
     Notice, the Company or the Transfer Agent (as applicable) shall, within ten (10) business days following the date of receipt, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of Holder or its designee, for the number of shares of Common Stock to which Holder shall be entitled or (B) credit the aggregate number of shares of Common Stock to which such Holder shall be entitled to the Holder's or its designee's balance account at The
     Depository Trust Company.
     (c)  Record Holder.  The Person or persons
     entitled to receive the shares of Common
     Stock issuable upon a conversion of this Series 1 Bridge Note shall be treated for all purposes as the "Record Holder" or Holder of such shares of Common Stock on the Conversion
     Date.
     (d) Company's Failure to Timely Convert. If the Company shall fail to issue to Holder within ten (10) business days following the date of receipt by the Company or the Transfer Agent of this Series 1 Bridge Note to be converted pursuant to a Conversion
     Notice, a certificate for the number of
     shares of Common Stock to which each Holder is entitled upon Holder's conversion of this Series 1 Bridge Note, in addition to all other available remedies which such Holder may pursue hereunder and under the Purchase
     Agreement between the Company and the initial
     Holder of this Series 1 Bridge Note
     (including indemnification pursuant to
     Section 7.18 thereof), the Company shall pay additional damages to Holder on each day after the tenth (10th) business day following the date of receipt by the Company or the Transfer Agent an amount equal to 1.0% of the product of (A) the number of shares of Common
     Stock not issued to Holder and to which
     Holder is entitled multiplied by (B) the Closing Bid Price of the Common Stock on the business day following the date of receipt by the Company or the Transfer Agent of the Conversion Notice. The foregoing notwithstanding, Holder at its option may withdraw a Conversion Notice, and remain a Holder of this Series 1 Bridge Note, if
     Holder has otherwise complied with this
     Section 6.
     (e) Adjustments to Conversion Price. If any adjustment to the Conversion Price to be made pursuant to Section 7 becomes effective immediately after a record date for an event as therein described, and conversion occurs prior to such event but after the record date, the Company may defer issuing, delivering, or paying to Holder any additional shares of Common Stock or check for any cash remainder required by reason of such adjustment until the occurrence of such event, provided that the Company delivers to Holder a due bill or other appropriate instrument evidencing the Holders' right to receive such additional shares or check upon the occurrence of the event giving rise to the adjustment.
     (f) Reservation of Conversion Shares. Until such time as this Series 1 Bridge Note has been fully redeemed, the Company shall reserve out of its authorized but unissued
     Common Stock enough shares of Common Stock to permit the conversion of the entire
     Redemption Price and all accrued and unpaid interest due on this Series 1 Bridge Note at any time. All shares of Common Stock issued upon conversion of this Series 1 Bridge Note shall be fully paid and nonassessable. The
     Company covenants that if any shares of
     Common Stock, required to be reserved for purposes of conversion of this Series 1
     Bridge Note hereunder, require registration with or approval of any governmental authority under any federal or state law or listing upon any national securities exchange before such shares may be issued upon conversion, the Company shall in good faith, as expeditiously as possible, endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

Section 7.     Adjustments to Conversion Price.

The Conversion Price shall be subject to adjustment from time to time as follows:
     (a)  If the Company at any time subdivides
     (by any stock split, stock dividend,
     recapitalization, or otherwise) one or more classes of its outstanding shares of Common
     Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines
     (by combination, reverse stock split, or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion
     Price in effect immediately prior to such combination will be proportionately increased.
     (b)  Prior to the consummation of any Organic
     Change (as defined below), the Company will make appropriate provision (in form and substance satisfactory to the Holder to insure that Holder will thereafter have the right to acquire and receive in lieu of, or in addition to, (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of this Holder's Series 1
     Bridge Note, such shares of stock,
     securities, or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of this Series
     1 Bridge Note had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to Holder with respect to such Holder's rights and interests to insure that the provisions of this Section
     7(b) and Sections 6(d) and 6(e) above will thereafter be applicable. The Company will not effect any such consolidation, merger, or sale, unless prior to the consummation thereof the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance satisfactory to Holder, the obligation to deliver to Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, that Holder may be entitled to acquire. For purposes of this Agreement, "Organic Change" means any recapitalization, reorganization, reclassification, consolidation, merger, or sale of all or substantially all of the Company's assets to another Person (as defined below), or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive
     (either directly or upon subsequent
     liquidation) stock, securities, or assets with respect to or in exchange for Common
     Stock; and "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.

Section 8.     Notices.

The Company shall give the following notices at the times specified:
     (a)  Immediately upon any adjustment of the
     Conversion Price, the Company will give
     written notice thereof to Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.
     (b)  The Company will give written notice to
     Holder, at least twenty (20) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common
     Stock, (ii) with respect to any pro rata subscription offer to Holder of Common Stock, or (iii) for determining rights to vote with respect to any Organic Change, dissolution, or liquidation.
     (c)  The Company will also give written
     notice to Holder at least twenty (20) days prior to the date on which any Organic
     Change, Major Transaction (as defined below), dissolution, or liquidation will take place.

Section 9.     Successors to the Company.
The Company shall not consolidate or merge with or into, or sell all or substantially all of its assets to, any Person unless: (i) the Person is a corporation;
(ii) such Person executes, and mails to Holder a copy of, an instrument by which such Person or an affiliate assumes the due and punctual payment of the principal of and interest on this Series 1 Bridge Note and the performance and observance of all the obligations of the Company under this Series1 Bridge Note; and
(iii) immediately after giving effect to the transaction, no Event of Default or event which after notice or lapse of time or both would become an Event of Default shall have occurred. Upon compliance with this Section 9, Successor Corporation shall succeed to and be substituted for the Company under this Series 1
Bridge Note with the same effect as if the Successor
Corporation had been named as the Company herein.
Nothing in this Series 1 Bridge Note shall prevent any consolidation or merger in which the Company is the surviving corporation, or any acquisition by the Company by purchase or otherwise of all or any part of the assets of any other Person, and no such consolidation, merger, or acquisition shall require compliance with this Section 9.

Section 10.    Events of Default and Remedies.
     (a)  As used herein, an "Event of Default"
     occurs if:

              (i)  The Company defaults in the payment
         of principal and/or interest when the same becomes due and payable and such failure is not cured within ten (10) business days after the Company receives written demand from Holder or the Representative to remedy the same.

              (ii) the Company fails to comply with
         any other provision contained in this Series
         1 Bridge Note, the Purchase Agreement, the
         Warrant, the Repricing Warrant, or the
         Registration Rights Agreement, and such
         failure is not cured within ten (10) business days after the Company receives written demand from Holder to remedy the same;

              (iii)     the Company defaults in any
         payment of principal of or interest on any Debt (excluding trade payables) in excess of $100,000 beyond any period of grace provided with respect thereto and the effect of such failure is to cause the holder of such Debt to accelerate the Debt such that such Debt becomes due prior to its stated maturity;

              (iv) any representation or warranty made in writing by or on behalf of (i) the Company in the Purchase Agreement or in any writing furnished in connection with or pursuant to the Purchase Agreement or in connection with the transactions contemplated by this
         Agreement, or (ii) the Company in the
         Registration Rights Agreement, or (iii) the
         Company in the Escrow Agreement, shall be false in any material respect on the date as of which made;

              (v)  the Company makes an assignment for
         the benefit of creditors or is generally not paying its debts as such debts become due;

              (vi) any order or decree for relief in
         respect of the Company is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, or liquidation or similar law, whether now or hereafter in effect
         (herein called the "Bankruptcy Law"), of any jurisdiction;

              (vii)     the Company petitions or
         applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidation, or similar official of the Company, or of any substantial part of the assets of the Company, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Company under the Bankruptcy Law of any other jurisdiction;

              (viii)    any petition or application
         described in Section 10(a)(vi) above is
         filed, or any such proceedings are commenced, against the Company and the Company by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator, or similar official, or approving the petition in any such proceedings, and such order, judgment, or decree remains unstayed and in effect for more than sixty
         (60) days;

              (ix) any order, judgment, or decree is
         entered in any proceedings against the
         Company decreeing the dissolution of the Company and such order, judgment, or decree remains unstayed and in effect for more than sixty (60) days; or

              (x)  a final judgment (not fully covered
         by insurance) in an amount in excess of
         $100,000 is rendered against the Company and, within ten (10) business days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within ten (10) days after the expiration of any such stay, such judgment is not discharged.
     (b)  Upon the occurrence of an Event of
     Default described in subsection (vi), (vii), or (viii) of Section 10(a), the principal of and accrued interest on this Series 1 Bridge
     Note shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company. If any other Event of Default exists, Holder may, in addition to the exercise of any right, power, or remedy permitted to Holder by law, declare (by written notice or notices to the Company) the entire principal of and all interest accrued on this Series 1 Bridge Note to be due and payable, and this Series 1 Bridge Note shall thereupon become immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by the Company. Upon such declaration, the Company will immediately pay to Holder of this Series 1
     Bridge Note the then outstanding principal of and accrued and unpaid interest on the Series
     1 Bridge Notes.  If at any time after
     acceleration of the maturity of the Series 1
     Bridge Notes, the Company shall pay all
     arrears of interest and all payments on
     account of principal which shall have become due other than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rate specified in the Series 1 Bridge Notes) and all Events of Default (other than nonpayment of principal of or interest on this Series 1
     Bridge Note due and payable solely by virtue of acceleration) shall be remedied or waived by Holder by written notice to the Company may rescind and annul the acceleration and its consequences, but such action shall not affect any subsequent Event of Default or impair any right consequent thereon.
     (c)  A delay or omission by the Holder of
     this Series 1 Bridge Note in exercising any right or remedy arising upon an Event of Default shall not impair such right or remedy or constitute a waiver of or an acquiescence in the Event of Default.
     (d)  If any Event of Default shall occur and
     be continuing, the Holder of this Series 1
     Bridge Note may proceed to protect and
     enforce their rights under this Agreement and this Series 1 Bridge Note by exercising such remedies as are available to such Holder either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

Section 11.    Exchange, Transfer, Replacement or
Cancellation.
     (a)  This Series 1 Bridge Note may be
     exchanged for an equal principal amount of Series 1 Bridge Notes in denominations of
     US$25,000.00 or in greater multiples of
     US$5,000.00 upon written request to the
     Company accompanied by surrender of this Series 1 Bridge Note to the Company or to an agent designated for that purpose. Any
     Series 1 Bridge Notes issued in exchange for this Series 1 Bridge Note shall be one of this Series 1 Bridge Note referred to in
     Section 1, and shall be entitled to all the rights thereof.
     (b)  The Series 1 Bridge Notes may not be
     transferred  except upon the conditions
     specified in this Section 11(b), which
     conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act").
     Prior to any proposed transfer of this Series
     1 Bridge Note the Holder hereof shall give written notice to the Company of the proposed disposition and shall furnish to the Company a statement of the circumstances surrounding the proposed disposition and an opinion of counsel reasonably satisfactory to the
     Company to the effect that (i) such
     disposition will not require registration of such securities under the Securities Act or qualification of such securities under the blue sky or state securities laws of any state in which such qualification would be required, or (ii) appropriate action necessary for compliance with the Securities
     Act or the blue sky or securities laws of such states has been taken. The Holder hereof shall cause any proposed transferee of such securities to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 11.
     The Company or any co-registrar appointed by the Company may require the Holder to furnish appropriate endorsements and/or transfer documents, including information regarding any proposed transferee's name, address and social security or taxpayer identification number, and to pay any issue or transfer taxes or fees as may be required by law. The registered Holder of this Series 1 Bridge
     Note may be treated as its owner for all purposes.
     (c)  If Holder claims this Series 1 Bridge
     Note has been lost, destroyed, or wrongfully taken, the Company shall issue a replacement
     Series 1 Bridge Note upon (i) receipt of any indemnity bond or other assurance requested by the Company to protect it from any loss which it may suffer by reason of such replacement or subsequent presentment of the original Series 1 Bridge Note, and
     (ii) payment of any expenses reasonably
     incurred by the Company in replacing the Series 1 Bridge Note.

Section 12.    Amendments and Waivers.
This Series 1 Bridge Note may, with the consent of the Company and the Holder be amended or any provision thereof waived.

Section 13.    Notice.
Any notice or communication hereunder shall be in writing and delivered by first-class mail, return receipt requested, to each Holder at its address shown in the register kept by the Company or any co-registrar appointed by the Company and to the Company at the address of its office to be maintained pursuant to
Section 2. Failure to mail, or any defect in, a notice or communication to any other Holder of this Series 1
Bridge Note shall not affect its sufficiency with respect to the other Holders. If a notice or communication is mailed to Holder in the manner provided above within the time prescribed, it shall be deemed duly given and effective on the tenth (10th) business day after it was deposited in the mail, whether or not Holder actually receives it.

Section 14.    No Recourse Against Others.
A director, officer, employee, or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Series 1 Bridge
Note or for any claim based on, in respect of or by reason of such obligations or their creation. The
Holder of this Series 1 Bridge Note by accepting this Series 1 Bridge Note waives and releases all such liability and such waiver and release are part of the consideration for the issue of the Series 1 Bridge
Note.

Section 15.    Governing Law.
The Series 1 Bridge Notes shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, irrespective of the choice of law provisions thereof. The parties agree thatanyaction brought by one party against the other shall be in any appropriate state court or any federal
Court located in the County where against whom the action is brought is principally located, and both parties agree that such counts shall have exclusive jurisdiction of such case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts.
IN WITNESS WHEREOF, the parties have caused this Series
1 Bridge Financing Note to be duly executed under seal as of day and year first above written.



          [Signatures on the following page]


                COMPANY SIGNATURE PAGE
                          TO
            SERIES 1 BRIDGE FINANCING NOTE



                                   CAMBEX CORPORATION


                                   By: /s/ Peter Kruy
                                     Peter Kruy,
                                   Executive Vice
                                   President
ATTEST:
By: /s/ Arthur L. Ziskend
 Secretary/Assistant Secretary
                                        [CORPORATE
                                        SEAL]